                             NORDSTROM, INC.
                       2004 EQUITY INCENTIVE PLAN

                     NOTICE OF RESTRICTED STOCK AWARD

You have been awarded restricted shares of Common Stock of Nordstrom, Inc. (the "Company") on the following terms:

Name of Recipient:                          Paul F. Favaro

Total Number of Shares Awarded:             5,000

Fair Market Value per Share:                $48.88

Total Fair Market Value of Award:           $244,400

Date of Award:                              February 1, 2005

Restriction:                                The shares will vest and become
                                            issuable in five equal annual
                                            installments commencing on the
                                            first anniversary of the date of
                                            award.

By your signature and the signature of the Company's representative below, you and the Company agree that these shares are awarded under and governed by the terms and conditions of the 2004 Equity Incentive Plan (the "Plan") and the Restricted Stock Agreement, both of which are attached to and made a part of this document.

RECIPIENT:                             NORDSTROM, INC.


/s/ Paul F. Favaro                     By:  /s/ David L. Mackie
-----------------------------------    -----------------------------------
Paul F. Favaro                         Vice President and Corporate Secretary

                                NORDSTROM, INC.
                        2004 EQUITY INCENTIVE PLAN

                        RESTRICTED STOCK AGREEMENT


Payment for Shares     No payment is required for the shares you receive.

Restriction            The shares will vest and become issuable in five equal
                       annual installments commencing on the first anniversary of the date of award.

Taxation You are responsible for the payment of all federal, state and other applicable taxes upon the annual vesting and issuance of shares, pursuant to Article 14 of the 2004 Equity Incentive Plan.


Applicable Law         This Agreement will be interpreted and enforced under
                       the laws of the State of Washington (without regard to their choice-of-law provisions).

The Plan and           The text of the 2004 Equity Incentive Plan is
Other Agreements       incorporated in this Agreement by reference.

                       This Agreement, the attached Notice and the Plan constitute the entire understanding between you and the Company regarding this award. Any prior agreements, commitments or negotiations concerning this award are superseded. This Agreement may be amended only by another written agreement, signed by both parties




BY SIGNING THE ATTACHED NOTICE,
YOU AGREE TO ALL OF THE TERMS AND CONDITIONS
DESCRIBED ABOVE AND IN THE PLAN.